Report of Independent Registered Public Accounting Firm


The Shareholders and Board of Directors
BMO Funds, Inc.:

In planning and performing our audit of the financial statements of BMO Low Volatility Equity Fund, BMO
Dividend Income Fund, BMO Large-Cap Value Fund, BMO
Large-Cap Growth Fund, BMO Mid-Cap Value Fund, BMO
Mid-Cap Growth Fund, BMO Small-Cap Value Fund, BMO
Small-Cap Core Fund, BMO Small-Cap Growth Fund, BMO
Global Low Volatility Equity Fund, BMO Disciplined
International Equity Fund, BMO Pyrford International
Stock Fund, BMO LGM Emerging Markets Equity Fund, BMO
TCH Emerging Markets Bond Fund, BMO Alternative
Strategies Fund, BMO Global Long/Short Equity Fund,
BMO Ultra Short Tax-Free Fund, BMO Short Tax-Free
Fund, BMO Short-Term Income Fund, BMO Intermediate ax-Free Fund, BMO Mortgage Income Fund, BMO TCH
Intermediate Income Fund, BMO TCH Corporate Income
Fund, BMO TCH Core Plus Bond Fund, BMO Monegy High
Yield Bond Fund, BMO Government Money Market Fund,
BMO Tax-Free Money Market Fund, BMO Prime Money Market
Fund, BMO Institutional Prime Money Market Fund, BMO
In-Retirement Fund (formerly BMO Target Retirement 2010
Fund), BMO Target Retirement 2015 Fund, BMO Target
Retirement 2020 Fund, BMO Target Retirement 2025 Fund,
BMO Target Retirement 2030 Fund, BMO Target Retirement
2035 Fund, BMO Target Retirement 2040 Fund, BMO Target
Retirement 2045 Fund, BMO Target Retirement 2050 Fund,
BMO Target Retirement 2055 Fund, BMO Conservative
Allocation Fund, BMO Moderate Allocation Fund, BMO
Balanced Allocation Fund, BMO Growth Allocation Fund, and BMO Aggressive Allocation Fund (each a series of
BMO Funds, Inc., collectively referred to as the Funds) as of and for the year ended August 31, 2016, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion n the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of August 31, 2016.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Milwaukee, Wisconsin
October 25, 2016